Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G, and all amendments thereto, relating to the Class A common stock of Spectral AI, Inc. shall be filed on behalf of the undersigned.

LAURENCE E. HIRSCH

Signature:	Nicholas Thicksten
Name/Title:	Attorney-In-Fact
Date:	08/14/2025

HIGHLANDER PARTNERS, L.P.

Signature:	Chris McRorie
Name/Title:	Vice President, General Counsel & Secretary
Date:	08/14/2025

HIGHLANDER PARTNERS GP, LLC

Signature:	Chris McRorie
Name/Title:	Vice President, General Counsel & Secretary
Date:	08/14/2025